         As filed with the Securities and Exchange Commission on October 5, 1998
                                                     Registration No. 333-______
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                              AVANT! CORPORATION
            (Exact name of Registrant as specified in its charter)

            DELAWARE                           7372                      94-3133226
(State or other jurisdiction         (Primary Standard Industrial      (IRS Employer
of incorporation or organization)    Classification Code Number)     Identification No.)

                             46871 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538
                                (510) 413-8000
              (Address of principal executive offices) (Zip Code)
                              ___________________

                 ACEO TECHNOLOGY, INC. 1996 STOCK OPTION PLAN
            AVANT! CORPORATION OPTION GRANTED UNDER THE EMPLOYMENT
            AGREEMENT AND STOCK OPTION AGREEMENT WITH RUEY-SING WEI
                           (Full title of the Plans)
                              ___________________

                                 GERALD C. HSU
                            CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              AVANT! CORPORATION
                             46871 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538
                    (Name and address of agent for service)
                                (510) 413-8000
         (Telephone number, including area code, of agent for service)
                              ___________________

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                 Title of                                       Proposed Maximum    Proposed Maximum
                Securities                         Amount          Offering            Aggregate        Amount of
                   to be                           to be             Price             Offering        Registration
                Registered                     Registered (1)      per Share           Price (2)           Fee
-------------------------------------------    --------------   ----------------    ----------------   ------------

ACEO Technology, Inc.
---------------------
1996 Stock Option Plan
----------------------
  Options                                           50,000            N/A                  N/A              N/A
  Common Stock (par value $.001)                50,000 SHARES       $0.001(2)            $50.00 (2)        $0.02

Avant! Corporation Option Granted
---------------------------------
Under the Employment Agreement and
----------------------------------
Stock Option Agreement with Ruey-sing Wei
-----------------------------------------
  Options                                           50,000            N/A                  N/A              N/A
  Common Stock (par value $.001)                50,000 SHARES       $0.001 (2)           $50.00 (2)        $0.02

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option Plan, and the Avant! Corporation Option Granted Under the Employment Agreement and Stock Option Agreement with Ruey-sing Wei because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Avant! Corporation.

(2) Calculated only for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(3) Calculated only for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the exercise price per share of Common Stock of Avant! Corporation.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
-------  ---------------------------------------

         Avant! Corporation ("Avant!") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) Avant!'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) (1) Avant!'s Current Report on Form 8-K, filed with the SEC on January 20, 1998, as amended on Form 8-K/A filed with the SEC on June 11, 1998;

              (2) Avant!'s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

              (3) Avant!'s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998;

              (4) Avant!'s Current Report on Form 8-K, filed with the SEC on September 18, 1998;

         (c) Avant!'s Registration Statement No. 0-25864 on Form 8-A filed with the SEC on April 12, 1995 under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with amendments thereto, in which there is described the terms, rights and provisions applicable to Avant!'s outstanding Common Stock.

         All reports and definitive proxy or information statements filed under
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall also be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
-------  -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
-------  --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
-------  -----------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Avant!'s Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Avant!'s Certificate of Incorporation provides that, under Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to Avant! and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Avant! for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Avant! has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide Avant!'s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed
-------  -----------------------------------

         Not Applicable.

Item 8.  Exhibits
-------  --------

Exhibit Number  Exhibit
--------------  -------

       4 Instrument Defining Rights of Stockholders. Reference is made to Avant!'s Registration Statement No. 0-25864 on Form 8-A, which is incorporated herein by reference under Item 3(d) of this Registration Statement.

       5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

      23.1      Consent of KPMG Peat Marwick LLP, Independent Auditors.

      23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

      23.3      Consent of Arthur Andersen LLP, Independent Public Accountants.

      24 Power of Attorney. Reference is made to page 4 of this Registration Statement.

Item 9.  Undertakings
-------  ------------

         A.   Avant! hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                   (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act,

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Avant! under Section 13 or
                          Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;

              (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of Avant!'s subsidiary, ACEO Technology, Inc.'s 1996 Stock Option Plan and Avant! Corporation Option Granted Under the Employment Agreement and Stock Option Agreement with Ruey-sing Wei.

         B. Avant! hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of Avant!'s annual report under
Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of Avant! under the indemnification provisions summarized in Item 6 or otherwise, Avant! has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Avant! of expenses incurred or paid by a director, officer or controlling person of Avant! in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Avant! will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         The Securities Act of 1933, as amended, requires that Avant! certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has had this Registration Statement signed on its behalf by the undersigned, who is duly authorized, in the City of Fremont, State of California on this 2nd day of October, 1998.


                                AVANT! CORPORATION


                                By:  /s/  Gerald C. Hsu
                                   ----------------------------------------
                                   President and Chief Executive Officer



                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Avant! Corporation, a Delaware corporation, do hereby constitute and appoint Gerald C. Hsu and Linda Chin, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Under the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature               Title                                                Date
---------               -----                                                ----

/s/ Gerald C. Hsu       Chairman of the Board,                          October 2, 1998
---------------------     President, Chief Executive Officer and
    Gerald C. Hsu         Director
                          (Principal Executive Officer)

/s/ Linda Chinn         Head of Finance and Administration,             October 2, 1998
---------------------     Treasurer and Principal
    Linda Chinn           Accounting Officer
                          (Principal Financial and Accounting Officer)

Signature               Title                                                Date
---------               -----                                                ----

/s/ Eric A. Brill               Director                                October 2, 1998
---------------------
    Eric A. Brill

/s/ Charles L. St. Clair        Director and Secretary                  October 2, 1998
-------------------------
    Charles L. St. Clair

/s/ Moriyuki Chimura            Director                                October 2, 1998
-------------------------
    Moriyuki Chimura

                                 EXHIBIT INDEX

Exhibit Number  Exhibit
--------------  -------

     4 Instrument Defining Rights of Stockholders. Reference is made to Avant!'s Registration Statement No. 0-25864 on Form 8-A, which is incorporated herein by reference under Item 3(d) of this Registration Statement.

     5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

    23.1        Consent of KPMG Peat Marwick LLP, Independent Auditors.

    23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

    23.3        Consent of Arthur Andersen LLP, Independent Public Accountants.

    24 Power of Attorney. Reference is made to page 4 of this Registration Statement.